NOTICE OF GUARANTEED DELIVERY

for tender of shares of

Common Stock
and
Convertible Preferred Stock
of
DATAKEY, INC.
at
$0.65 Net Per Share of Common Stock
and
$2.50 Net Per Share of Convertible Preferred Stock
Pursuant to the Offer to Purchase
Dated September 21, 2004
to
Snowflake Acquisition Corp.
a wholly owned subsidiary of
SafeNet, Inc.
(Not to be used for Signature Guarantees)

      This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.05 per share, of Datakey, Inc., a Minnesota corporation (“Datakey”), including the associated preferred stock purchase and other rights issued pursuant to the Rights Agreement, dated as of October 26, 2001, by and between Datakey and Wells Fargo Bank Minnesota, N.A., as amended from time to time (together, the “Common Stock”), or certificates representing shares of convertible preferred stock, liquidation value $2.50 per share, of Datakey (the “Preferred Stock” and, together with the Common Stock, the “Shares,” and each a “Share”), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Wells Fargo Bank, N.A. (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION (as defined in Section 3 — “Procedure for Tendering Shares” of the Offer to Purchase).

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department P.O. Box 64858 St. Paul, Minnesota 55164-0858	For Notice of Guaranteed Delivery For Eligible Institutions Only: (651) 450-2452 For Confirmation Only Telephone: (651) 450-4110	Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

      THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

      The undersigned represents that the undersigned owns and hereby tenders to Snowflake Acquisition Corp., a Minnesota corporation (“Purchaser”) and a wholly owned subsidiary of SafeNet, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 21, 2004 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares of Common Stock Tendered:

Certificate Number(s) (if available):

(please print)

Number of Shares of Convertible Preferred Stock Tendered:

Certificate Number(s) (if available):

Address(es):

(Zip Code)

☐	Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated: ________________________ , 2004

GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at Depository Trust Company (the “Book-Entry Transfer Facility”), in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent’s Message (as defined in Section 3 — “Procedure for Tendering Shares” of the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: (Authorized Signature) Name: (Please type or print) Title:	Address: (Zip Code)

Area Code and Tel. No.	Dated: , 2004

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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